Exhibit 10.7

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of May 31, 2012, by and among NCL CORPORATION LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Borrower”) and certain Lenders from time to time party to the Credit Agreement referred to below. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 28, 2009 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, through one of its Subsidiaries, desires to purchase the vessel m.v. [*], and has requested the consent of the Lenders to amend Section 9.11 of the Credit Agreement to exempt the indebtedness incurred for financing the vessel m.v. [*] from the subordination arrangements contained in such Section 9.11; and

WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.

NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1. Section 9.03(iii) of the Credit Agreement is hereby amended by inserting the text “(or parent company of the Borrower)” immediately following the text “capital stock of the Borrower” appearing in said Section.

2. Section 9.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“9.11 Subordination of Indebtedness.

Other than the Sky Vessel Indebtedness, (i) the Borrower shall procure that any and all of its Indebtedness with any other Credit Party and/or any shareholder of the Borrower is at all times fully subordinated to the Obligations and (ii) the Borrower shall not make or permit to be made any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any shareholder of the Borrower. Upon the occurrence of an Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any other Credit Party.”.

3. The definition of “Change of Control” appearing in Section 11.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Change of Control” shall mean (x) at any time when the ordinary capital stock of the Borrower (or a parent company of the Borrower in a Qualified IPO) is not a listed company on an Approved Stock Exchange, the Permitted Holders in the aggregate do not, directly or indirectly, control the Borrower and beneficially own, directly or indirectly, at least 51% of the issued capital stock of, and equity interest in, the Borrower; or (y) at any time following the listing of the ordinary capital stock of the Borrower (or a parent company of the Borrower in a Qualified IPO) on an Approved Stock Exchange or any successor thereto:

(i)	any Third Party:

(A)	owns legally and/or beneficially and either directly or indirectly at least thirty three per cent (33%) of the ordinary share capital of the Borrower; or

(B)	has the right or the ability to control either directly or indirectly the affairs of or the composition of the majority of the board of directors (or equivalent) of the Borrower; and

at the same time as any of the events described in paragraphs (A) or (B) of this definition have occurred and are continuing, the Permitted Holders in the aggregate do not, directly or indirectly, beneficially own at least 51% of the issued capital stock of, and equity interest in, the Borrower;

(ii)	the Borrower (or such parent company of the Borrower) ceases to be a listed company on an Approved Stock Exchange or any successor thereto without the prior written consent of the Required Lenders; or

(iii)	a “Change of Control” under and as defined in the Senior Secured Note Indenture,

(and, for the purpose of Section 10.16 “control” of any company, limited partnership or other legal entity (a “body corporate”) controlled by a Permitted Holder means that one or more members of a Permitted Holder in the aggregate has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than 50% of the issued voting capital of that body corporate or by contract, trust or other arrangement).”.

4. Section 11.01 of the Credit Agreement is hereby further amended by adding the following new definition in correct alphabetical order:

“Qualified IPO” means an initial public offering of the Borrower or a parent company of the Borrower in either case on an Approved Stock Exchange resulting in at least [*] of equity (x) in the case of an initial public offering by a parent company of the Borrower, being contributed to the Borrower or (y) in the case of an initial public offering by the Borrower, sold by the Borrower.

“Sky Vessel” shall mean [*] presently owned by the Sky Vessel Seller, and registered in the Sky Vessel Seller’s name under the laws and flag of the Commonwealth of the Bahamas.

“Sky Vessel Indebtedness” shall mean the financing arrangements in relation to the acquisition of the Sky Vessel in an amount of up to [*].

“Sky Vessel Seller” shall mean [*].

II.	Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Amendment Effective Date (as defined below) before and after giving effect to this First Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Amendment Effective Date both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This First Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of any executed counterpart of this First Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5. This First Amendment shall become effective on the date (the “Amendment Effective Date”) when the following conditions shall have been satisfied:

(i)	the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of pdf, facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip-Daniels (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com);

(ii)	the Borrower shall have paid to each of the Lenders party to this Amendment a non-refundable work fee of [*]; provided that (I) a Lender which is the provider of any other loan or other facility to the Borrower or any other member of the NCLC Group shall only be entitled to receive one (1) such fee of [*] in connection with this Amendment and any similar amendment to such other loans or other facilities and (II) notwithstanding any provision of this Amendment or the Credit Agreement to the contrary, no Lender shall be required to share with the other Lenders, the Administrative Agent, the Collateral Agent, the Documentation Agent and/or the Hermes Agent any such work fee received;

(iii)	the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses and other compensation payable to the Administrative Agent or such Lender in connection with this Amendment and/or the Credit Agreement to the extent then due and invoiced at least one Business Day prior to the Amendment Effective Date (including, without limitation, the fees and expenses of White & Case LLP); and

(iv)	the Administrative Agent shall have received a copy of the fully executed loan agreement or other document between the Sky Vessel Seller and [*], Ltd. or another member of the NCLC Group evidencing the Sky Vessel Indebtedness.

6. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby on the Amendment Effective Date.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

NCL CORPORATION LTD.

By:	/s/ Howard Flanders
Name: Howard Flanders
Title: Senior Vice President, Finance

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE WRITTEN ABOVE, AMONG NCL CORPORATION LTD., VARIOUS FINANCIAL INSTITUTIONS AND NORDEA BANK NORGE ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

NAME OF INSTITUTION:

Bayerische Hypo und Vereinsbank AG

By:	/s/ Mark Young
Name: Mark Young
Title:

By:	/s/ Scott Obeck
Name: Scott Obeck
Title: Director